Exhibit 10.2

OVERSEAS SHIPHOLDING GROUP, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Pursuant to the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan)

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), is made as of the XXth day of January, XXXX by and between Overseas Shipholding Group, Inc. (the "Company") and _____________ (the "Optionee").

WHEREAS, the Company has adopted the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (the "Plan") in order to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders; and

WHEREAS, the Committee has determined to grant an option to the Optionee under the Plan as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

Grant of Option

The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to an aggregate of shares of Common Stock, subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. The grant of the Option is not intended to provide for a deferral of compensation under Section 409A of the Code pursuant to the exception provided in Q&A 4(d)(ii) of Notice 2005-1. Accordingly, the Option is not subject to the restrictions of Code Section 409A.

This Agreement shall be construed in accordance and consistent with and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

Grant Price: Subject to, and in accordance with, the adjustment mechanisms set forth in this Agreement or the Plan, the price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of the Option shall be $XX.XX per share of Common Stock (the "Exercise Price").

Exercisability and Vesting of Option: The Option shall vest in one-third increments on each anniversary of the grant date hereof, provided that the Optionee has been in the continuous employ of the Company or its affiliates through each such date. Notwithstanding the foregoing, the Option shall become fully vested upon a Change in Control (as such term is defined under the Plan), in accordance with, and subject to the provisions of Article XI of the Plan, provided that the Optionee has been in the continuous employ of the Company through the date of the Change in Control.

Term: The Option shall be exercisable to the extent and in the manner provided herein and shall be exercisable for a term of ten (10) years from the date hereof, provided, however, that the Option shall terminate earlier as provided in Section 6 of the Plan or as otherwise provided in the Plan.

Manner of Exercise and Payment

To the extent vested, the Option may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Optionee delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of stock options or by payment in full or in part in the form of Common Stock (including by attestation) owned by the Optionee for such period, or acquired in such manner, as to avoid an incremental charge, for accounting purposes, against the Company's earnings as reported in the Company's financial statements (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefore, as provided herein, has been made or provided for.

Non-Transferability: The Option shall not be transferable other than by will or by the laws of descent and distribution.

No Right to Continued Employment: Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or its Affiliates, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

Adjustments: In the case of any change in corporate structure as contemplated under Section 4.2(b) of the Plan, an equitable adjustment to the number and class of shares of Common Stock or other stock or securities subject to the Option and the purchase price for such shares of Common Stock or other stock or securities shall be deemed necessary and shall be made in accordance with such Section 4.2(b).

Withholding of Taxes

Upon exercise of the Option, Optionee will pay to the Company (or make arrangements satisfactory to the Company that are in compliance with applicable laws), any U.S. federal, state or local taxes of any kind required by law to be withheld with respect of the exercise of the Option. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Optionee any U.S. federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option. If permitted by the Committee, the Optionee may elect to have withheld a portion of the shares of Common Stock issuable upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the minimum statutorily required withholding obligation.

Securities Representations; Legend

The Company agrees to use its commercially reasonable efforts to cause the registration of the shares of Common Stock issuable upon exercise of the Option to be registered under the Securities Act of 1933, as amended (the "Securities Act") on Form S-8 (or any other applicable Form as selected by the Company).

To the extent that the shares of Common Stock issuable upon exercise of the Option are not covered by a then effective registration statement under the Securities Act, the Optionee must acknowledge and make the following representations and warranties and any issuances of Common Stock by the Company shall be made in reliance upon the following express representations and warranties of the Optionee:

  the shares of Common Stock are being acquired for the Optionee's own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of such shares;

  the Optionee has been advised that the shares of Common Stock have not been registered under the Securities Act on the ground that no distribution or public offering of the shares is to be effected, and in this connection the Company is relying in part on the Optionee's representations set forth in this Section;

  the Optionee understands that any transfer of shares of Common Stock must be pursuant to a registration statement under the Securities Act and qualification under applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration and qualification are not required;

  the Optionee has reviewed the filings and reports of the Company under the Securities Act and the Securities and Exchange Act of 1934 (the "Exchange Act") since the beginning of the last fiscal year (collectively, the "Reports"), understands the merits and risks of investing in the Common Stock and has had an opportunity to ask questions relating to the Reports and the Company's business of the officers of the Company.

Unless the shares of Common Stock issuable upon exercise of the Option are covered by a then current registration statement of the Company under the Securities Act, the certificates representing the shares of Common Stock issued or to be issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

Optionee Bound by the Plan: The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

Application of Section 16 of the Exchange Act: The Optionee has been advised that the Optionee may be subject to the reporting requirements of Section 16(a) of the Exchange Act and the holder may be subject to insider trading restrictions and reporting requirements on the purchase and sale of securities of the Company imposed under the Exchange Act.

Modification of Agreement: This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

Severability: Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

Governing Law: The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

Successors in Interest: This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

Resolution of Disputes: Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first provided above.

OVERSEAS SHIPHOLDING GROUP, INC.
Attest:	By:
Morten Arntzen
President and Chief Executive Officer

Signature of "Optionee"

Name of "Optionee"
Please retain this copy for your records.

ADDENDUM TO RESTRICTED STOCK AWARD AND
NONQUALIFIED STOCK OPTION AGREEMENT

Important Information Regarding

Retention of "Net Profit Shares"

The grant to you of the Option and restricted stock is subject to the restriction that you retain such number of "net profit shares" (as defined below") as is equal to XXX% of your annual salary at the time of valuation (the "Threshold Number of Shares"). "Net profit shares" are (i) the shares remaining after you exercise the Option and sell such number of shares as is needed to pay the Option exercise price for such shares and the taxes incurred as a result of such exercise and sale and (ii) the shares of restricted stock remaining after you sell such number of shares of restricted stock as is needed to pay the taxes you incur upon the vesting of such restricted stock. If you pay the Option price with your own funds and pay with your own funds the taxes due upon such exercise, then all the shares you receive upon exercise would be "net profit shares". Similarly, if you pay with your own funds the taxes you incur when the restricted stock vests, all such vested stock would be "net profit shares". After you acquire the Threshold Number of Shares and maintain such ownership for 30 days, the Threshold Number of Shares is fixed and you may sell any additional shares you acquire (other than as a result of a stock split or stock dividend), provided that if you are promoted, the percentage of your annual salary that must be retained in "net profit shares" may increase.

If you choose, you may agree to have shares of the Company you acquire through purchase, whether in the open market, the Company's Employee Stock Purchase Plan or the Company's Savings Plan, applied to meet your Threshold Number of Shares, in which case you must continue to hold these shares.

Your obligation to hold the Threshold Number of Shares ends upon the termination of your employment with the Company.